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                                                                    Exhibit 23.3

             [Letterhead of Casualty Actuarial Consultants, Inc.]



                                CONSENT OF EXPERT

In accordance with Rule 436 under the Securities Act of 1933, We hereby consent to being named, in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-111161) of Liberte Investors Inc., a Delaware Corporation, under the captions "Background of the Merger", "Loss and Loss Adjustment Expense Reserves" and "Independent Consulting Actuary" and to the Registrant's filing a copy of this Consent as an exhibit to the Amendment.

                               Casualty Actuarial Consultants, Inc.

                               By: /s/ J. Edward Costner
                                  --------------------------------

                              Its: President
                                  -------------------------------


Date: February 11, 2004
Brentwood, Tennessee